Exhibit 99.1

Investor Contact:	Marisa Jacobs, Crocs, Inc.
(303) 848-7322
mjacobs@crocs.com

Crocs, Inc. Reports Second Quarter 2019 Results
Revenues Grew 9.4%, Operating Margin Rose 200 Basis Points and
EPS Increased 57% Over Second Quarter 2018
2019 Revenue Guidance Increased: Anticipates 9% to 11% Growth
___________________________________________________________________________

NIWOT, COLORADO — August 1, 2019 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women, and children, today announced its second quarter 2019 financial results.

Andrew Rees, President and Chief Executive Officer, said, "We had a terrific quarter, as demand for our product and brand heat continued to climb. With strong revenue growth and better than expected gross margins, we expanded our operating margin 200 basis points to approximately 13% of sales and grew our diluted earnings per share 57% compared to last year’s second quarter. We expect our revenue growth in the back half of the year to significantly outpace the first half; accordingly, we are increasing our full year outlook.”

Second Quarter 2019 Operating Results:

•
Revenues were $358.9 million, growing 9.4% over the second quarter of 2018, or 12.5% on a constant currency basis. Store closures reduced our revenues by approximately $6 million. Wholesale revenues grew 9.4%, e-commerce revenues grew 18.0%, and retail comparable store sales grew 11.8%.

•
Gross margin was 52.8%, compared to 55.3% in last year’s second quarter. Non-recurring expenditures related to the relocation of our Americas distribution center reduced gross margin by 80 basis points, resulting in an adjusted gross margin of 53.6%. Adjusted gross margin was 170 basis points below last year’s second quarter, primarily due to reduced purchasing power associated with the strength of the U.S. Dollar. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales and gross margin reconciliation’ schedule below.

•
Selling, general and administrative expenses (“SG&A”) were $141.5 million, down from $144.3 million in the second quarter of 2018, as non-recurring charges were immaterial compared to $8.4 million in last year’s second quarter. SG&A improved 460 basis points and represented 39.4% of revenues compared to 44.0% in the second quarter of 2018, as we continued to drive leverage across the business.

•
Income from operations rose 29.0% to $47.8 million from $37.1 million in the second quarter of 2018, and operating margin rose 200 basis points to 13.3%. Excluding non-recurring gross margin charges, adjusted income from operations rose 12.7% to $51.2 million and adjusted operating margin was 14.3% compared to 13.9% in the second quarter of 2018, as detailed on the 'Non-GAAP income from operations and operating margin reconciliation' schedule below.

•
Net income attributable to common stockholders was $39.2 million, up from $30.4 million in the second quarter of 2018. After adjusting for non-recurring gross margin and SG&A charges and for pro forma adjustments related to the Company’s previously outstanding Series A Preferred Stock, adjusted net income attributable to common stockholders was $42.6 million and $41.3 million in the second quarters of 2019 and 2018, respectively, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

•
Diluted earnings per share rose 57% to $0.55, up from $0.35 in the second quarter of 2018. After adjusting for non-recurring charges relating to gross margin, SG&A, and the pro forma adjustments for the Series A Preferred Stock, adjusted diluted earnings per share was $0.59 compared to $0.54 in the second quarter of 2018, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

Balance Sheet and Cash Flow Highlights:

•
Cash and cash equivalents were $107.8 million as of June 30, 2019, compared to $171.5 million as of June 30, 2018. During the second quarter of 2019, the Company repurchased 2.5 million shares of its common stock for $55.0 million, as detailed below.

•	Inventory increased 3.6% to $134.6 million as of June 30, 2019 compared to $129.9 million as of June 30, 2018.

•
Capital expenditures during the six months ended June 30, 2019 were $18.7 million compared to $3.2 million during the same period in 2018. The increase primarily reflects expenditures on the relocation of the Company’s Americas distribution center from California to Ohio.

•	At June 30, 2019, there were $215.0 million of borrowings outstanding on the Company’s credit facility.

Credit Facility:

On July 26, 2019, the Company amended and restated its revolving credit facility with PNC Bank, National Association, and a consortium of other lenders (the “Credit Facility”). The Credit Facility matures in July 2024 and was increased to $450 million from $300 million. The Credit Facility carries lower costs and more flexible terms than its predecessor.

Share Repurchase Activity:

During the second quarter of 2019, the Company repurchased approximately 2.5 million shares of its common stock for $55.0 million, at an average price of $21.89 per share. As of June 30, 2019, approximately $547 million of the Company’s $1 billion share repurchase authorization remained available for future share repurchases.

Financial Outlook:

Full Year 2019:
With respect to 2019, the Company now expects:

•
Revenues to grow 9% to 11% over 2018 revenues of $1,088.2 million, compared to prior guidance of 5% to 7%. The Company continues to expect 2019 revenues to be negatively impacted by approximately $25 million of currency changes and approximately $20 million resulting from store closures.

•
Gross margin guidance for 2019 to be unchanged from previous guidance. Adjusted gross margin is expected to be approximately 50.5%, down 100 basis points from 51.5% in 2018. The flow through from raising our full year revenue guidance is expected to be offset in the back half of the year by reduced purchasing power associated with the strength of the U.S. Dollar and the unexpected strength of our wholesale revenues, which carry a lower gross margin. On a GAAP basis, gross margin is expected to be approximately 49.5%, which includes non-recurring charges of approximately 100 basis points associated with the Company’s new distribution center.

•
On a GAAP basis, SG&A to be approximately 40% of revenues, down from prior guidance of 41% of revenues. This includes non-recurring charges of approximately $2 million, down from prior guidance of $3 to $5 million. In 2018, GAAP SG&A was 45.7% of revenues and included $21.1 million of non-recurring charges.

•
An adjusted operating margin above 10%, which would achieve the Company’s interim target of a low double digit operating margin. Including the non-recurring charges associated with the new distribution center and certain SG&A costs, the Company now anticipates a GAAP operating margin of approximately 9.0%, up from prior guidance of 8.5%.

•	A 2019 tax rate of approximately 15%, down from prior guidance of 25%.

•
Capital expenditures to be approximately $65 million, compared to $12.0 million in 2018. The new distribution center will account for approximately $35 million of the total. The remainder relates to information technology and infrastructure projects, some of which were deferred from 2018, along with routine capital expenditures.

Third Quarter 2019:
With respect to the third quarter of 2019, the Company expects:

•
Revenues to be between $295 and $305 million compared to $261.1 million in the third quarter of 2018. The Company expects third quarter 2019 revenues will be negatively impacted by approximately $2 million of currency changes and approximately $3 million resulting from store closures.

•
Adjusted gross margin to be approximately 51.5% compared to GAAP gross margin of 53.3% in the third quarter of 2018. This decline reflects reduced purchasing power of approximately 150 basis points associated with the strengthening of the U.S. Dollar, higher freight and distribution costs, and strong growth in wholesale revenues, which carry a lower gross margin. This will be partially offset by gains from pricing and reduced promotions, along with efficiencies from closing company-operated manufacturing facilities. On a GAAP basis, gross margin is expected to be approximately 50%, which includes non-recurring charges of approximately 150 basis points associated with the Company’s new distribution center.

•
On a GAAP basis, SG&A to be approximately 40% of revenues. Non-recurring charges during the quarter are expected to be immaterial. In the third quarter of 2018, GAAP SG&A was 47.9% of revenues and included $6.3 million of non-recurring charges.

•	To incur a charge of approximately $400,000 in interest expense in connection with the amended and restated Credit Facility.

Conference Call Information:

A conference call to discuss second quarter 2019 results is scheduled for today, Thursday, August 1, 2019 at 8:30 a.m. EST. The call participation number is (866) 393-4306. A replay of the conference call will be available two hours after the completion of the call at (855) 859-2056. International participants can dial (734) 385-2616 to take part in the conference call, and can access a replay of the call at (404) 537-3406. All of these calls will require the use of the conference identification number 1080569. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through August 1, 2020.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2019, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, expectations and our revenues, gross margin, SG&A, operating margin, and capital expenditure outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of August 1, 2019. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimates provided in the “Financial Outlook” section above, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$358,899	$328,004	$654,848	$611,152
Cost of sales	169,520	146,604	327,854	289,879
Gross profit	189,379	181,400	326,994	321,273
Selling, general and administrative expenses	141,548	144,336	246,585	258,287
Income from operations	47,831	37,064	80,409	62,986
Foreign currency gains (losses), net	(261)	283	(1,478)	1,354
Interest income	131	146	326	425
Interest expense	(2,421)	(132)	(4,238)	(245)
Other income (expense), net	(604)	16	(14)	69
Income before income taxes	44,676	37,377	75,005	64,589
Income tax expense	5,478	3,000	11,097	13,758
Net income	39,198	34,377	63,908	50,831
Dividends on Series A convertible preferred stock	—	(3,000)	—	(6,000)
Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature	—	(951)	—	(1,882)
Net income attributable to common stockholders	$39,198	$30,426	$63,908	$42,949
Net income per common share:
Basic	$0.55	$0.37	$0.89	$0.52
Diluted	$0.55	$0.35	$0.87	$0.51
Weighted average common shares outstanding:
Basic	70,936	68,153	71,967	68,427
Diluted	71,915	71,467	73,369	70,462

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Numerator:
Net income attributable to common stockholders	$39,198	$30,426	$63,908	$42,949
Less: Net income allocable to Series A Convertible Preferred stockholders (1)	—	(5,121)	—	(7,205)
Remaining net income available to common stockholders - basic and diluted	$39,198	$25,305	$63,908	$35,744
Denominator:
Weighted average common shares outstanding - basic	70,936	68,153	71,967	68,427
Plus: dilutive effect of stock options and unvested restricted stock units for both periods and Series A Convertible Preferred Stock in 2018	979	3,314	1,402	2,035
Weighted average common shares outstanding - diluted	71,915	71,467	73,369	70,462

Net income per common share:
Basic	$0.55	$0.37	$0.89	$0.52
Diluted	$0.55	$0.35	$0.87	$0.51
(1) Represents the amount which would have been paid to preferred stockholders in the event the Company had declared a dividend on its common stock.

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$107,822	$123,367
Accounts receivable, net of allowances of $25,824 and $20,477, respectively	168,933	97,627
Inventories	134,602	124,491
Income taxes receivable	5,873	3,041
Other receivables	10,837	7,703
Restricted cash - current	1,805	1,946
Prepaid expenses and other assets	19,893	22,123
Total current assets	449,765	380,298
Property and equipment, net of accumulated depreciation and amortization of $83,382 and $80,956, respectively	36,237	22,211
Intangible assets, net	44,995	45,690
Goodwill	1,600	1,614
Deferred tax assets, net	8,446	8,663
Restricted cash	1,924	2,217
Right-of-use assets	163,808	—
Other assets	7,366	8,208
Total assets	$714,141	$468,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100,705	$77,231
Accrued expenses and other liabilities	99,942	102,171
Income taxes payable	12,281	5,089
Current operating lease liabilities	45,394	—
Total current liabilities	258,322	184,491
Long-term income taxes payable	4,415	4,656
Long-term borrowings	215,000	120,000
Long-term operating lease liabilities	124,329	—
Other liabilities	139	9,446
Total liabilities	602,205	318,593
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4.0 million shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 104.0 million and 103.0 million issued, 69.6 million and 73.3 million outstanding, respectively	104	103
Treasury stock, at cost, 34.4 million and 29.7 million shares, respectively	(507,193)	(397,491)
Additional paid-in capital	488,730	481,133
Retained earnings	184,896	121,215
Accumulated other comprehensive loss	(54,601)	(54,652)
Total stockholders’ equity	111,936	150,308
Total liabilities and stockholders’ equity	$714,141	$468,901

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$63,908	$50,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,865	14,874
Operating lease cost	29,679	—
Share-based compensation	7,401	6,015
Other non-cash items	(634)	2,172
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(73,000)	(73,845)
Inventories	(9,955)	(6,506)
Prepaid expenses and other assets	(912)	(1,089)
Accounts payable, accrued expenses and other liabilities	26,548	48,409
Operating lease liabilities	(34,732)	—
Cash provided by operating activities	20,168	40,861
Cash flows from investing activities:
Purchases of property, equipment, and software	(18,722)	(3,246)
Proceeds from disposal of property and equipment	260	34
Cash used in investing activities	(18,462)	(3,212)
Cash flows from financing activities:
Proceeds from bank borrowings	95,000	—
Repayments of bank borrowings	—	(669)
Dividends—Series A convertible preferred stock (1)	(2,985)	(6,000)
Repurchases of common stock	(108,475)	(25,946)
Other	(1,635)	(208)
Cash used in financing activities	(18,095)	(32,823)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	410	(6,183)
Net change in cash, cash equivalents, and restricted cash	(15,979)	(1,357)
Cash, cash equivalents, and restricted cash—beginning of period	127,530	177,055
Cash, cash equivalents, and restricted cash—end of period	$111,551	$175,698
(1) Represents $3.0 million paid to induce conversion of Series A Convertible Preferred Stock to common stock for the six months ended June 30, 2019 and $6.0 million paid in Series A Convertible Preferred Stock cash dividends for the six months ended June 30, 2018.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales”, “Non-GAAP gross margin”, “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP net income attributable to common stockholders”, “Non-GAAP operating margin”, “Non-GAAP weighted average common shares outstanding - basic and diluted”, and “Non-GAAP basic and diluted net income per common share”, which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and six months ended June 30, 2019, management believes it is helpful to evaluate our results excluding the impacts of the Series A Preferred Stock transaction and various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$358,899	$328,004	$654,848	$611,152

GAAP cost of sales	$169,520	$146,604	$327,854	$289,879
New distribution center (1)	(3,138)	—	(4,303)	—
Other	(23)	—	(133)	—
Total adjustments	(3,161)	—	(4,436)	—
Non-GAAP cost of sales	$166,359	$146,604	$323,418	$289,879

GAAP gross margin	$189,379	$181,400	$326,994	$321,273
GAAP gross margin as a percent of revenues	52.8%	55.3%	49.9%	52.6%

Non-GAAP gross margin	$192,540	$181,400	$331,430	$321,273
Non-GAAP gross margin as a percent of revenues	53.6%	55.3%	50.6%	52.6%
(1) Represents non-recurring expenses related to our new distribution center in Dayton, Ohio.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$358,899	$328,004	$654,848	$611,152

GAAP selling, general and administrative expenses	$141,548	$144,336	$246,585	$258,287
Closure of manufacturing and distribution facilities (1)	—	(7,075)	—	(7,075)
Non-recurring expenses associated with cost reduction initiatives (2)	(204)	(1,291)	(889)	(3,790)
Total adjustments	(204)	(8,366)	(889)	(10,865)
Non-GAAP selling, general and administrative expenses (3)	$141,344	$135,970	$245,696	$247,422

GAAP selling, general and administrative expenses as a percent of revenues	39.4%	44.0%	37.7%	42.3%
Non-GAAP selling, general and administrative expenses as a percent of revenues	39.4%	41.5%	37.5%	40.5%
(1) Represents non-recurring expenses associated with the 2018 closures of company-operated Mexico and Italy manufacturing and distribution facilities.
(2) Non-recurring expenses associated with cost reduction initiatives in 2019 and the SG&A reduction plan in 2018.
(3) Non-GAAP selling, general and administrative expenses are presented gross of tax.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$358,899	$328,004	$654,848	$611,152

GAAP income from operations	$47,831	$37,064	$80,409	$62,986
Non-GAAP cost of sales adjustments (1)	3,161	—	4,436	—
Non-GAAP selling, general and administrative expenses adjustments (2)	204	8,366	889	10,865
Non-GAAP income from operations	$51,196	$45,430	$85,734	$73,851

GAAP operating margin	13.3%	11.3%	12.3%	10.3%
Non-GAAP operating margin	14.3%	13.9%	13.1%	12.1%
(1) See 'Non-GAAP cost of sales reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP earnings per share reconciliation: (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Numerator:
GAAP net income attributable to common stockholders	$39,198	$30,426	$63,908	$42,949
Less: GAAP adjustment for net income allocable to Series A Preferred stockholders	—	(5,121)	—	(7,205)
GAAP remaining net income available to common stockholders- basic and diluted	$39,198	$25,305	$63,908	$35,744

GAAP net income attributable to common stockholders	$39,198	$30,426	$63,908	$42,949
Preferred share dividends and dividend equivalents (2)	—	3,951	—	7,882
Non-GAAP cost of sales adjustments (3)	3,161	—	4,436	—
Non-GAAP selling, general and administrative expenses adjustments (4)	204	8,366	889	10,865
Pro forma interest (5)	—	(1,407)	—	(2,814)
Non-GAAP net income attributable to common stockholders	$42,563	$41,336	$69,233	$58,882
Denominator:
GAAP weighted average common shares outstanding - basic	70,936	68,153	71,967	68,427
Plus: GAAP dilutive effect of stock options and unvested restricted stock units in both periods and Series A Preferred in 2018	979	3,314	1,402	2,035
GAAP weighted average common shares outstanding - diluted	71,915	71,467	73,369	70,462

GAAP weighted average common shares outstanding - basic		68,153		68,427
Plus: Non-GAAP weighted average converted common shares outstanding adjustment (6)		6,897		6,897
Non-GAAP weighted average common shares outstanding - basic (7)		75,050		75,324
Plus: Non-GAAP dilutive effect of stock options and unvested restricted stock units (8)		1,510		1,671
Non-GAAP weighted average common shares outstanding - diluted (9)		76,560		76,995

GAAP net income per common share:
Basic	$0.55	$0.37	$0.89	$0.52
Diluted	$0.55	$0.35	$0.87	$0.51

Non-GAAP net income per common share:
Basic (10)	$0.60	$0.55	$0.96	$0.78
Diluted (11)	$0.59	$0.54	$0.94	$0.76

(1) Non-GAAP earnings per share calculation for the three and six months ended June 30, 2018 assumes the repurchase and conversion of the Series A Convertible Preferred Stock occurred on December 31, 2017 ("the Conversion").
(2) Adjustment adds back quarterly dividends and dividend equivalents for the Series A Convertible Preferred Stock in calculating non-GAAP net income attributable to common stockholders for the three and six months ended June 30, 2018.
(3) See 'Non-GAAP cost of sales and gross margin reconciliation' above for more information.
(4) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.
(5) Pro forma interest for the three and six months ended June 30, 2018 assumes borrowings of $120.0 million were outstanding for all of 2018 at a rate of 4.69% to partially finance the Conversion. Calculation assumes no repayments and no financing fees.
(6)Adjustment represents the incremental increase in weighted average common shares outstanding for the three and six months ended June 30, 2018 resulting from the Conversion.
(7) Non-GAAP weighted average common shares outstanding - basic for the three and six months ended June 30, 2018 assumes the Conversion.
(8) Adjustment reflects the dilutive impact of stock options and restricted stock units for the three and six months ended June 30, 2018.
(9) Non-GAAP weighted average common shares outstanding - diluted for the three and six months ended June 30, 2018 assumes the Conversion.
(10) Non-GAAP net income per common share - basic for the three and six months ended June 30, 2018 assumes the Conversion and the non-GAAP income attributable to common shareholders.
(11) Non-GAAP net income per common share - diluted for the three and six months ended June 30, 2018 assumes the Conversion and the non-GAAP income attributable to common shareholders.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2019:

Approximately:
Non-GAAP gross margin reconciliation:

GAAP gross margin as a percent of revenues	49.5%
Non-recurring charges associated with the Company’s new distribution center	1%
Non-GAAP gross margin as a percent of revenues	50.5%

Non-GAAP operating margin reconciliation:

GAAP operating margin	9.0%
Non-recurring charges associated with the Company’s new distribution center	1%
Net impact of non-recurring charges associated with SG&A cost reduction initiatives	0.2%
Non-GAAP operating margin	10.2%

Third Quarter 2019:

Non-GAAP gross margin reconciliation:

GAAP gross margin as a percent of revenues	50.0%
Non-recurring charges associated with the Company’s new distribution center	1.5%
Non-GAAP gross margin as a percent of revenues	51.5%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
	2019	2018	2019	2018	Q2 2019-2018	YTD 2019-2018	Q2 2019-2018	YTD 2019-2018
	(in thousands)
Americas:
Wholesale	$69,957	$53,920	$141,186	$126,594	29.7%	11.5%	30.8%	12.9%
Retail	65,900	56,594	103,976	91,310	16.4%	13.9%	16.6%	14.0%
E-commerce	34,583	27,248	54,404	43,688	26.9%	24.5%	27.2%	24.9%
Total Americas	170,440	137,762	299,566	261,592	23.7%	14.5%	24.2%	15.3%
Asia Pacific:
Wholesale	63,862	65,464	132,812	131,214	(2.4)%	1.2%	1.1%	5.5%
Retail	26,865	30,803	40,768	48,417	(12.8)%	(15.8)%	(7.6)%	(11.2)%
E-commerce	27,697	26,036	35,891	33,851	6.4%	6.0%	12.0%	11.5%
Total Asia Pacific	118,424	122,303	209,471	213,482	(3.2)%	(1.9)%	1.3%	2.7%
EMEA
Wholesale	46,136	44,917	110,627	100,777	2.7%	9.8%	8.5%	18.3%
Retail	10,688	12,080	16,105	19,256	(11.5)%	(16.4)%	(7.3)%	(10.5)%
E-commerce	13,137	10,647	18,953	15,437	23.4%	22.8%	29.9%	30.7%
Total EMEA	69,961	67,644	145,685	135,470	3.4%	7.5%	9.1%	15.6%
Total segment revenues	358,825	327,709	654,722	610,544	9.5%	7.2%	12.5%	11.0%
Other businesses	74	295	126	608	(74.9)%	(79.3)%	(74.9)%	(78.9)%
Total consolidated revenues	$358,899	$328,004	$654,848	$611,152	9.4%	7.1%	12.5%	10.9%

Total wholesale	$180,029	$164,596	$384,751	$359,193	9.4%	7.1%	12.7%	11.6%
Total retail	103,453	99,477	160,849	158,983	4.0%	1.2%	6.2%	3.3%
Total e-commerce	75,417	63,931	109,248	92,976	18.0%	17.5%	21.5%	21.0%
Total consolidated revenues	$358,899	$328,004	$654,848	$611,152	9.4%	7.1%	12.5%	10.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
 (2) In the third quarter of 2018, certain revenues previously reported within the ‘Asia Pacific’ segment were shifted to the ‘EMEA’ segment. The previously reported amounts for wholesale revenues in these regions for the three and six months ended June 30, 2018 have been revised to conform to the current year presentation. See ‘Impacts on revenue of segment composition change’ table below for more information.

Impacts on revenue of segment composition change:

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
	Increase (Decrease)
	(in thousands)
Asia Pacific:
Wholesale	$(6,097)	$(12,080)
EMEA:
Wholesale	6,097	12,080

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	March 31, 2019	Opened	Closed	June 30, 2019
Type:
Outlet stores	192	4	4	192
Retail stores	114	1	3	112
Kiosk/store in store	66	1	1	66
Total	372	6	8	370
Operating segment:
Americas	166	—	1	165
Asia Pacific	147	6	7	146
EMEA	59	—	—	59
Total	372	6	8	370

	December 31, 2018	Opened	Closed/Transferred	June 30, 2019
Type:
Outlet stores	195	4	7	192
Retail stores	120	1	9	112
Kiosk/store-in-store	68	1	3	66
Total	383	6	19	370
Operating segment:
Americas	168	—	3	165
Asia Pacific	153	6	13	146
EMEA	62	—	3	59
Total	383	6	19	370

CROCS, INC. AND SUBSIDIARIES
COMPARABLE RETAIL STORE SALES AND DIRECT TO CONSUMER COMPARABLE STORE SALES
(UNAUDITED)

Comparable retail sales and direct to consumer sales by operating segment were:

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Comparable retail store sales: (2)
Americas	17.6%	7.5%	15.6%	8.8%
Asia Pacific	0.7%	2.9%	0.3%	3.6%
EMEA	8.2%	16.4%	8.6%	9.2%
Global	11.8%	7.1%	10.6%	7.3%

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Direct-to-consumer comparable store sales (includes retail and e-commerce): (2)
Americas	20.8%	10.4%	18.7%	11.4%
Asia Pacific	3.5%	11.6%	3.0%	11.2%
EMEA	14.5%	18.0%	16.0%	13.2%
Global	14.2%	11.8%	13.5%	11.6%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.